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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated December 14, 1995, except for note 14 as to which the date is January 10, 1996, on our audits of the financial statements of Boardwalk Casino, Inc. as of and for the years ended September 30, 1995 and 1994, included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995. We also consent to the reference to our firm under the caption "Experts".



/s/ Coopers & Lybrand, L.L.P.
-----------------------------
COOPERS & LYBRAND, L.L.P.

Las Vegas, Nevada
October 30, 1996